Item 5

NETWORK  SIX  REPORTS  SECOND
     QUARTER  RESULTS





                                            Kenneth C. Kirsch, President and CEO
                                                                              Or
                                     James J. Ferry, Vice President of Finance &
                                               Administration, CFO and Treasurer
                                                                   July 27, 2000

Warwick, RI: Network Six, Inc. (NASDAQ: NWSS) reported contract revenue earned for the quarter ending June 30, 2000 of $3,004,373 up 18%, or $454,003 from $2,550,370 the same period a year ago. Net income for the period was $137,074 or $0.06 per share, up $1,849,312 from the same period a year ago when it reported a net loss of $1,712,238 or $2.27 per share. The previous year's figures include a one-time pre-tax charge of $3.2 million ($1.9 million after-tax) related to the Company settling its litigation with the State of Hawaii. Net income for the previous year, not considering this one-time charge, would have been $164,647, or $0.11 per share.

Contract revenue earned for the six months ending June 30, 2000 was $5,860,411 up 12%, or $621,641 from $5,238,770 the same period a year ago. Net income for the period was $337,458 or $0.21 per share, up $1,792,500 from the same period a year ago when the Company reported a net loss of $1,455,042, or $2.06 per share, once again reflecting the one-time Hawaii settlement charge.

Kenneth C. Kirsch, President and CEO commented, "The first half of 2000 reflected strong growth in our State Government business, however, our strategy to enter the private sector arena by providing end to end solutions continues to take longer than expected. As we enter the second half of 2000, our challenge will be to augment our public sector business with additional private sector opportunities."

James J. Ferry, Vice President of Finance & Administration, CFO and Treasurer added, "Our increased revenue was largely due to the addition of the State of Rhode Island Department of Children, Youth and Families support contract which has significantly lower margins than our other contracts. Nonetheless, the combination of $2.5 million of cash and an untapped $1 million line of credit provide a strong financial position going forward."

********************************************************************************
Network Six is a full service provider of information technology solutions that enable its customers to operate more efficiently and effectively. Network Six's services include e-commerce planning and implementation, technology consulting, applications development and support and network design and implementation. Network Six's stock is traded on the NASDAQ SmallCap Market under the symbol NWSS. Its website is http://www.networksix.com.
                         -------------------------

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the company's forthcoming 10Q for June 30, 2000, the 10Q for March 31, 2000 or 10K for December 31, 1999 for more discussion and information.

The  following  is a recap of Network Six's operating results and balance sheet:

                                NETWORK SIX, INC.
                            CONDENSED BALANCE SHEETS


ASSETS                                            June 30, 2000    Dec. 31, 1999
                                                 ---------------  ---------------
Current assets:                                    (unaudited)
 Cash                                            $    2,474,770   $    2,453,935
 Contract receivables, less allowance for
   doubtful accounts of $49,000 at June 30,
   2000 and December 31, 1999                         1,937,142        1,561,255
 Costs and estimated earnings in excess of
   billings on contract                                 713,636          759,891
 Refundable taxes on income                                              150,640
 Deferred taxes                                          32,433          287,083
 Other current assets                                   113,851          151,933
                                                 ---------------  ---------------
     Total current assets                             5,271,832        5,364,737


Property and equipment
  Computers and equipment                               621,045          590,124
  Furniture and fixtures                                162,606          162,606
  Leasehold improvements                                 20,191           20,191
                                                 ---------------  ---------------
                                                        803,842          772,921
Less: accum. depreciation and amortization              613,302          578,015
                                                 ---------------  ---------------
       Net property and equipment                       190,540          194,906

Deferred taxes                                          513,795          513,795
Other assets                                             49,037           86,750
                                                 ---------------  ---------------
  Total assets                                   $    6,025,204   $    6,160,188
                                                 ===============  ===============


                                                  June 30, 2000    Dec. 31, 1999
LIABILITIES AND STOCKHOLDERS' EQUITY               (unaudited)
                                                 ---------------  ---------------
Current liabilities:
  Current installment of obligations
     under capital leases                                     -   $        8,132
  Current portion of long-term debt:
    Vendors                                      $      100,000          100,000
    Others                                              351,522          349,141
  Accounts payable                                       84,454          202,195
  Accrued salaries and benefits                         422,249          508,193
  Other accrued expenses                                134,765           99,781
  Billings in excess of costs and
     estimated earnings on contracts                     80,101          124,458
  Preferred stock dividends payable                   1,290,873        1,119,468
                                                 ---------------  ---------------
    Total current liabilities                         2,463,964        2,511,368

Long-term debt, less current portion:
    Vendors                                             542,239          542,239
    Others                                              474,266          775,636
                                                 ---------------  ---------------
     Total Liabilities                                3,480,469        3,829,243
Stockholders' equity:
  Series A convertible preferred stock,
    $3.50 par value. Authorized 857,142.85
    shares; issued and outstanding 714,285.71
    shares at June 30, 2000 and December 31,
    1999; liquidation of $3.50 per share
    plus unpaid and accumulated dividends             2,235,674        2,235,674
  Common stock, $.10 par value. Authorized
    4,000,000 shares; issued 825,534 shares
    at June 30, 2000 and 794,306 at
    December 31, 1999                                    82,553           79,430
Additional paid-in capital                            1,947,520        1,888,652
Treasury stock recorded at cost, 11,163 shares
    at June 30, 2000 and 8,081 shares at
    December 31, 1999                                   (42,434)         (28,179)
Retained earnings (accumulated deficit)              (1,678,578)      (1,844,632)
                                                 ---------------  ---------------
     Total stockholders' equity                       2,544,735        2,330,945
                                                 ---------------  ---------------
     Total Liabilities & Stockholders' Equity    $    6,025,204   $    6,160,188
                                                 ===============  ===============

                                NETWORK SIX, INC.
                         Condensed Statements of Income
                                   (Unaudited)


                                                         THREE MONTHS     THREE MONTHS      SIX MONTHS       SIX MONTHS
                                                         ENDED 6/30/00    ENDED 6/30/99    ENDED 6/30/00    ENDED 6/30/99
                                                        ---------------  ---------------  ---------------  ---------------
Contract revenue earned                                 $    3,004,373   $    2,550,370   $    5,860,411   $    5,238,770
Cost of revenue earned                                       1,959,713        1,565,228        3,743,242        3,139,753
                                                        ---------------  ---------------  ---------------  ---------------
     Gross profit                                            1,044,660          985,142        2,117,169        2,099,017

Selling, general & administrative expenses                     804,998          694,439        1,535,820        1,356,359
Litigation settlement                                                -        3,176,665                -        3,176,665
                                                        ---------------  ---------------  ---------------  ---------------
     Income (loss) from operations                             239,662       (2,885,962)         581,349       (2,434,007)

Other deductions (income)
     Interest expense                                           42,217           29,408           79,603           59,364
     Interest earned                                           (34,882)         (17,770)         (70,216)         (31,698)
                                                        ---------------  ---------------  ---------------  ---------------
          Income (loss) before income taxes                    232,327       (2,897,600)         571,962       (2,461,673)

Provision (credit) for income taxes                             95,253       (1,185,362)         234,504       (1,006,631)
                                                        ---------------  ---------------  ---------------  ---------------
Net income (loss)                                       $      137,074      ($1,712,238)  $      337,458      ($1,455,042)
                                                        ===============  ===============  ===============  ===============
Net income (loss) per share:
Basic                                                   $         0.06           ($2.27)  $         0.21           ($2.06)
                                                        ===============  ===============  ===============  ===============
Diluted                                                 $         0.06           ($2.27)  $         0.21           ($2.06)
                                                        ===============  ===============  ===============  ===============
Shares used in computing net income (loss) per share:
Basic                                                          819,284          788,573          807,621          781,774
                                                        ===============  ===============  ===============  ===============
Diluted                                                        819,284          788,573          807,621          781,774
                                                        ===============  ===============  ===============  ===============
Preferred dividends declared                            $       87,260   $       79,469   $      171,404   $      158,065
                                                        ===============  ===============  ===============  ===============